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                                                                    EXHIBIT 10.2

                                 AMENDMENT NO. 1
                                     TO THE
                             R. G. BARRY CORPORATION
                           ASSOCIATES' RETIREMENT PLAN
               (amended and restated effective January 1, 1997 and
                         executed on December 31, 2001)


     WHEREAS, R. G. Barry Corporation ("Sponsor") has adopted the R. G. Barry Corporation Associates' Retirement Plan ("Plan"); and

     WHEREAS, the Plan provides that the Sponsor may amend the Plan from time to time; and

     WHEREAS, the Sponsor desires to amend the Plan in certain respects for the purpose of receiving a favorable determination letter from the Internal Revenue Service;

     NOW, THEREFORE, the Plan is amended as follows:

     1. Section 2.1(j) shall be deleted in its entirety and the following shall be substituted:

     (j) "COMPENSATION" means a Participant's pay, determined as follows:

          (1) For all purposes under the Plan, except as otherwise specified, Compensation means:

               (A) for Plan Years beginning on or after January 1, 1991, the Participant's salary and excludes overtime, cash bonuses and sales incentive payments.

               (B) for Plan Years beginning before January 1, 1991, the Participant's salary and commissions, but shall exclude overtime and cash bonuses as well as commissions while a Class A salesman.

          (2) For purposes of applying the limitations described in Section 4.11, the definition of Highly Compensated Employee and the provisions of Article XI, Compensation means the Member's "compensation" as defined in Code Section 415(c)(3) [as defined by reference to Treasury Regulation 1.415-2(d)(11)], including amounts set forth in Code Section 415(c)(3)(D), including for Plan Years and Limitation Years beginning on and after January 1, 2001, amounts set forth in Section 132(f)(4) of the Code.

          Notwithstanding the foregoing provisions of this Section 2.1(j), the Compensation of each Employee that may be taken into account under the


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          Plan shall not exceed the first "applicable dollar amount" of an
          Employee's annual Compensation; provided, however, that such annual dollar limitation shall not apply to Compensation for purposes of
          Section 4.11. For purposes of this Section 2.1(j), the term "applicable dollar amount" means the maximum annual compensation limit set forth in Code Section 401(a)(17)(A), as adjusted for the cost of living in accordance with Code Section 401(a)(17)(B).

     2. Section 5.1(a)(6) through Section 5.1(b) shall be restated as follows:

               (6) PAYMENT OF SMALL AMOUNTS. Notwithstanding any Plan provisions to the contrary, if the Actuarial Equivalent value of a Member's total benefit earned as a Salaried Employee and as a Nonsalaried Employee payable under the Plan (including a benefit payable in a form as described in Sections 4.8 or 4.9) is less than or equal to $3,500, such benefit shall automatically be distributed as provided under
                    Section 4.14; provided, however, that prior to January 1, 1998, the distribution shall not be automatic but the Member may elect to have such benefit paid to him in a single lump sum payment as soon as administratively practicable following such Member's termination of employment as an Employee. Effective on and after January 1, 1998, "$5,000" shall be substituted for $3,500" in the preceding sentence. For purposes of this Section 5.1(a), the lump sum present value shall be computed according to the interest rate and mortality assumptions used to calculate the Actuarial Equivalent.

          (b) Notwithstanding the provisions of Section 5.1(a), if the value of a Member's total nonforfeitable Retirement Benefit earned as a Salaried Employee and as a Nonsalaried Employee exceeds $3,500, then payment of the Member's Retirement Benefit shall not commence at any time before the Member attains his Normal Retirement Age without his written consent (or where the Member has died and a Spouse's benefit is to be paid to his surviving Spouse, the written consent of such Spouse). Effective on and after January 1, 1998, "$5,000" shall be substituted for $3,500" in the preceding sentence.

     3. Section 2.1(ee)(2) shall be deleted in its entirety and the following shall be substituted:

        (ee)(2) "EARLY RETIREMENT AGE" means a Member's age when he has attained his fifty-fifth birthday (but not his sixty-fifth birthday) and he is credited with at least ten years of Vesting Service. A Member who terminates his employment with at least ten years of Vesting Service and prior to his fifty-fifth birthday shall also be eligible to retire on the Member's fifty-fifth birthday.


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     4. Section 4.3(a) shall be deleted in its entirety and shall be restated as follows:

     (a) ELIGIBILITY. A Participant who attains his Early Retirement Age shall be eligible to receive an Early Retirement Benefit under the Plan, commencing on his Early Retirement Date.

     5. The first sentence of Section 4.3(b) shall be deleted in its entirety and shall be restated as follows:

          A Participant who is eligible for an Early Retirement Benefit under
          Section 4.3(a) shall be entitled to a monthly Early Retirement Benefit under the Plan.

     IN WITNESS WHEREOF, the undersigned has executed this amendment effective as of the 3 day of September, 2002.


                                     R. G. Barry Corporation



                                     By: /s/ Harry Miller
                                        ----------------------------------------

                                     Name: Harry Miller
                                          --------------------------------------

                                     Title: VP, Human Resources
                                           -------------------------------------

Date:   9/3/02




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